Exhibit l.3

K&L Gates LLP

1601 K Street N.W.

Washington, D.C. 20006

May 24, 2011

Nuveen Short Duration Credit Opportunities Fund

333 West Wacker Drive

Chicago, Illinois 60606

Nuveen Short Duration Credit Opportunities Fund

As counsel for Nuveen Short Duration Credit Opportunities Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-171661 and 811-22518) on April 22, 2011.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP